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                                                                    EXHIBIT 10.2
EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of June 3, 2002 (the "Effective Date"), by and between Kmart Corporation, a Michigan corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and William Underwood (the "Executive").

         WHEREAS, the Company desires to provide for the re-employment of the Executive on the terms and conditions set forth herein, in the best interest of the Company and its constituencies;

         WHEREAS, the Executive desires to be re-employed by the Company as provided herein; and

         WHEREAS, the Executive and the Company desire to enter into this Agreement to set forth the terms and conditions of the Executive's employment with the Company;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

                  1. Definitions.

                           (a) "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of Illinois.

                           (b) "Base Salary" shall mean the salary granted to the Executive pursuant to Section 4.

                           (c) "Board" shall mean the Board of Directors of the Company.

                           (d) "Cause" shall mean (i) the Executive is convicted
of a felony involving moral turpitude or any other felony (other than motor vehicle-related) and, in the case of such other felony, the Executive is unable to show that the Executive (A) acted in good faith and in a manner the Executive reasonably believed to be in the best interests of the Company and (B) had no reasonable cause to believe the Executive's conduct was unlawful; or (ii) the Executive engages in conduct that constitutes willful gross neglect or willful misconduct in carrying out the Executive's duties under this Agreement, resulting, in either case, in material harm to the Company, unless the Executive believed in good faith that such act or nonact was in, or was not opposed to, the best interests of the Company.

                           (e) "Committee" shall mean the Compensation and
Incentives Committee of the Board or any other committee of the Board performing similar functions.

                           (f) "Constructive Termination" by the Executive shall
mean termination based on the occurrence without the Executive's express written consent of any of the following: (i) a material diminution or adverse change in the Executive's responsibilities, duties, authorities or any reduction in title, other than for Cause or Disability; (ii) a reduction in the Executive's Base Salary or Target Bonus (as defined in Section 5) other than for Cause or Disability and other than as part of an across-the-board salary reduction generally imposed on executives of the Company; (iii) the relocation of the Company's principal office to a location more than 35 miles from Troy, Michigan; or (iv) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company on or prior to a merger, consolidation, sale or similar transaction. The Executive shall further be required to comply with the provisions of Section 9(d)(i) of this Agreement with respect to a Constructive Termination.

                           (g) "Disability" shall mean the Executive's inability
to substantially perform the Executive's duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of 180 consecutive days.



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                           (h) "Emergence" shall occur when a plan of
reorganization that is confirmed by the Bankruptcy Court becomes effective or the Company otherwise emerges from Chapter 11, as a result of which the business of the Company is maintained on an ongoing basis, whether maintained by the Company, the debtor in possession or by an entity that has acquired all or substantially all of the Company's or debtor in possession's assets.

                           (i) "IRS" shall mean the United States Internal
Revenue Service.

                           (j) "KERP" shall mean the Company's Key Employee
Retention Plan, as in effect from time to time, any successor thereto, or such other emergence bonus program as may be approved by the Bankruptcy Court.

                           (k) "Restructuring Date" shall mean the date on which
any Emergence occurs.

                  2. Term of Employment. Subject to Section 9, the Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending on the second anniversary thereof (the "Term of Employment"); provided, however, that the Term of Employment shall be automatically extended for an additional year on each anniversary of the Effective Date, unless written notice of non-extension is provided by either Party to the other Party at least 30 days prior to any such anniversary.

                  3. Position, Duties and Responsibilities.

                           (a) During the Term of Employment, the Executive
shall be employed and serve as the Executive Vice President, Kmart Sourcing & Global Operations of the Company (or such other position or positions as may be agreed upon in writing by the Executive and the Company), as directed by the Board and/or the Chief Executive Officer ("CEO") consistent with such position. The Executive shall report directly to the CEO. The Executive shall have all authority commensurate with such position. The Executive shall devote substantially all of the Executive's business time, attention and skill to the performance of such duties and responsibilities, and shall use the Executive's best efforts to promote the interests of the Company. The Executive shall not, without the prior written approval of the Board, engage in any other business activity which is in violation of policies established from time to time by the Company.

                           (b) Anything herein to the contrary notwithstanding,
nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations (subject to the reasonable approval of the Board), (ii) engaging in charitable activities and community affairs, and (iii) managing the Executive's personal investments and affairs, provided that such activities do not materially interfere with the proper performance of the Executive's duties and responsibilities as an executive officer of the Company.

                           (c) The Executive shall perform the services
described herein primarily at the Company's headquarters. To that end, the Company shall provide the Executive with office space and staff at its headquarters in Troy, Michigan that are commensurate with the Executive's duties hereunder.

                  4. Base Salary. During the Term of Employment, the Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, in the amount of $485,000. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board and/or the Committee. The Base Salary, including any increase, shall not be decreased during the Term of Employment.

                  5. Annual Incentive Awards. During the Term of Employment, the Executive shall be eligible for an annual target bonus ("Target Bonus") of 60% of the Executive's then-current Base Salary under the annual performance bonus portion of the KERP or, following the Restructuring Date, any other annual cash-based incentive program of the Company, payable in any case if the performance goals thereunder for the relevant fiscal year of the Company are met. Payment of the annual performance bonus shall be made at the same time that other senior-level executives receive such awards.

                  6. Emergence Bonus; Other Long-Term Incentive Programs. The Executive shall be entitled to receive an incentive payment with respect to the Emergence (such payment, the "Emergence Bonus"). The amount of the Emergence Bonus and any other terms and conditions applicable thereto shall be determined in connection with the




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process during which the Company's plan of reorganization is developed and finalized. Payment of the Emergence Bonus shall be made at the same time that other senior-level executives receive their payment. Following Emergence, the Executive shall participate in such long-term cash- and/or equity-based incentive programs as the senior executives of the Company may participate from time to time.

                  7. Employee Benefit Programs. During the Term of Employment, the Executive shall be eligible to participate in all employee pension and welfare benefit plans and programs made available generally to the Company's senior-level executives (other than the CEO) or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded.

                  8. Reimbursement of Business and Other Expenses; Perquisites.

                           (a) The Executive is authorized to incur reasonable
expenses in carrying out the Executive's duties and responsibilities under this Agreement and the Company shall promptly reimburse the Executive for all reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy.

                           (b) During the Term of Employment, the Company shall
reimburse the Executive for reasonable personal financial (including tax) counseling (other than legal fees) by a firm or consultant to be chosen by the Executive, such reimbursement to be no more than the amount authorized under Company policy in effect from time to time. The Company shall pay to or reimburse the Executive up to $5,000 for reasonable legal fees incurred by the Executive in connection with the negotiation and preparation of this Agreement.

                  9. Termination of Employment.

                           (a) Termination Due to Death. In the event the
Executive's employment is terminated due to the Executive's death, the Executive's estate or the Executive's beneficiaries as the case may be, shall be entitled to the following:

                                    (i)  Base Salary through the date of death;

                                    (ii) a prorated annual bonus for the year in
         which death occurs, based on the actual performance for such year, the amount of which prorated bonus, if any, shall be determined and paid promptly following the end of the year to which such bonus relates;

                                    (iii) the balance of any annual or long-term
         cash incentive awards (if any) earned (but not yet paid) pursuant to the terms of the applicable programs;

                                    (iv) any amounts earned, accrued or owing to
         the Executive but not yet paid under this Agreement; and

                                    (v) other or additional benefits in
         accordance with applicable plans and programs of the Company.

                           (b) Termination Due to Disability. In the event the
Executive's employment is terminated due to the Executive's Disability, the Executive shall be entitled in such case to the following:

                                    (i) Base Salary through the date of
         termination;

                                    (ii) benefits to which the Executive is
         entitled pursuant to the Company's long-term disability plans and Executive Disability Plan;



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                                    (iii) a prorated annual bonus for the year
         in which termination due to Disability occurs, based on the actual performance for such year, the amount of which prorated bonus, if any, shall be determined and paid promptly following the end of the year to which such bonus relates;

                                    (iv) the balance of any annual or long-term
         cash incentive awards (if any) earned (but not yet paid) pursuant to the terms of the applicable programs;

                                    (v) any amounts earned, accrued or owing to
         the Executive but not yet paid under this Agreement; and

                                    (vi) other or additional benefits in
         accordance with applicable plans and programs of the Company.

         In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating the Executive's employment gives written notice to the other Party in accordance with
         Section 16 below.

                           (c) Termination by the Company for Cause. In the
event the Company terminates the Executive's employment for Cause, the Executive shall be entitled to:

                                    (i) Base Salary through the date of the
         termination of the Executive's employment;

                                    (ii) the balance of any annual or long-term
         cash incentive awards (if any) earned (but not yet paid) pursuant to the terms of the applicable programs;

                                    (iii) any amounts earned, accrued or owing
         to the Executive but not yet paid under this Agreement; and

                                    (iv) other or additional benefits in
         accordance with applicable plans or programs of the Company;

                                    (v) a termination for Cause shall not take
         effect unless the provisions of this paragraph (v) are complied with. The Executive shall be given written notice by the Board of the intention to terminate the Executive for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have 10 days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If the Executive fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 days of notice to the Company by the Executive, provided the Executive requests such hearing within 10 days of the written notice from the Board of the intention to terminate the Executive for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, the Board has determined, by majority vote at a meeting of the Board duly called and held as to which termination of the Executive is an agenda item, that grounds for Cause on the basis of the original notice exist, the Executive shall thereupon be terminated for Cause.

                           (d) Termination Without Cause; Constructive
Termination; Notice of Non-Extension.

                                    (i) A Constructive Termination shall not
         take effect unless the provisions of this paragraph 9(d)(i) are complied with. The Company shall be given written notice by the Executive of the intention to terminate the Executive's employment on account of a Constructive Termination, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed Constructive Termination is based and (B) to be given within six months of the Executive learning of such act or acts or failure or failures to act. The Company shall





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         have 30 days after the date that such written notice has been given to the Company in which to cure such conduct, to the extent such cure is possible.

                                    (ii) In the event the Executive's employment
         is terminated (1) by the Company without Cause (other than due to Disability or death), (2) by reason of a Constructive Termination or
         (3) upon expiration of the Term of Employment following the Company's having given notice of non-extension of the Term of Employment, the Executive shall be entitled to:

                                             (A) Base Salary through the date of
                  termination of the Executive's employment;

                                             (B) Cash severance payments as set
                  forth below:

                                             (I) if such termination occurs (1)
                           on or prior to April 30, 2003 and prior to the Plan Confirmation Date (as defined below) or (2) following the Plan Confirmation Date (or in contemplation of the Plan Confirmation Date in order to reduce the amounts payable hereunder), promptly but in no event later than 10 days following the effective date of such termination, a cash lump sum payment equal to the sum of (x) 300% of the Executive's Base Salary as in effect immediately prior to the effective date of such termination, plus (y) the Executive's Target Bonus as in effect with respect to the year in which such termination occurs;

                                             (II) if such termination (other
                           than a termination under clause (3) above) occurs following April 30, 2003 but prior to the date (for purposes of this Section 9(d), the "Plan Confirmation Date") on which a confirmed plan of reorganization (other than a Plan of Liquidation (as defined below)) is approved by the Bankruptcy Court, then (1) promptly, but in no event later than 10 days, following the effective date of such termination, a cash lump sum payment equal to the sum of (x) the Executive's Base Salary as in effect immediately prior to the effective date of such termination plus
                           (y) the Executive's Target Bonus as in effect with respect to the year in which such termination occurs and (2) promptly, but in no event later than 10 days, following the Plan Confirmation Date, an amount equal to 200% of the Executive's Base Salary as in effect immediately prior to the effective date of such termination. For purposes of this Section 9(d)(ii), a "Plan of Liquidation" means a chapter 11 plan (A) under which less than 50% of the Debtors' operating business continues as a going concern, and (B) which does not result in a discharge of the Debtors under 11 U.S.C. ss. 1141; provided, that a "Plan of Liquidation" shall not include any chapter 11 plan that results in a discharge and more than 50% of the Debtors' operating business continuing as a going concern, either through a stand-alone chapter 11 plan, one or more sales of assets, an investment from a third party, or any combination of the foregoing; and

                                             (III) if the Executive's employment
                           is terminated under clause (3) above, promptly but in no event later than 10 days following the effective date of such termination, a cash lump sum payment equal to 200% of the Executive's Base Salary as in effect immediately prior to the effective date of such termination;

                                             (C) a prorated annual bonus for the
                  year in which such termination occurs, based on the actual performance for such year, the amount of which prorated bonus, if any, shall be determined and paid promptly following the end of the year to which such bonus relates;





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                                             (D) the balance of any annual or
                  long-term cash incentive awards earned (but not yet paid) pursuant to the terms of the applicable programs;

                                             (E) any amounts earned, accrued or
                  owing to the Executive but not yet paid under this Agreement;

                                             (F) continued participation to the
                  extent provided in medical, dental, hospitalization and life insurance coverage and in all other employee welfare plans and programs (other than short-or long-term disability plans) in which the Executive was participating on the date of termination for a period of two years following the effective date of the Executive's termination hereunder; provided, that the Company's obligations under this clause (F) shall be reduced to the extent that the Executive receives similar coverage and benefits under the plans and programs of a subsequent employer: and provided, further, that (x) if the Executive is precluded from continuing the Executive's participation in any employee benefit plan or program as provided in this clause, the Executive shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which the Executive is unable to participate for the period specified in this clause (F) of this Section 9(d)(ii), (y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis, and (z) payment of such after-tax economic equivalent shall be made quarterly in advance; and

                                             (G) other or additional benefits in
                  accordance with applicable plans and programs of the Company.

                           (e) Voluntary Termination. In the event of a
termination of employment by the Executive on the Executive's own initiative, other than a termination due to death or Disability or a Constructive Termination, the Executive shall have the same entitlements as provided in
Section 9(c) above for a termination for Cause. A voluntary termination under this Section 9(e) shall be effective upon 30 days' prior written notice to the Company and shall not be deemed a breach of this Agreement.

                           (f) No Mitigation: No Offset. In the event of any
termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain except as specifically provided in this Section 9.

                           (g) Nature of Payments. Any amounts due under this
Section 9 are in the nature of severance payments considered to be reasonable by the Company. Failure to qualify for any such payment is not in the nature of a penalty.

                           (h) Exclusivity of Severance Payments. Upon
termination of the Executive's employment during the Term of Employment, the Executive shall not be entitled to any payments or benefits from the Company, other than as provided herein, or any payments by the Company on account of any claim by the Executive of wrongful termination, including claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided hereunder, except for any benefits which may be due the Executive in normal course under any employee benefit plan of the Company which provides benefits after termination of employment.

                           (i) Non-competition. The Executive agrees that any
right to receive any payments and/or benefits hereunder, other than Base Salary and/or any pension, and/or any other compensation already earned by the Executive and required to be paid by state law other than under this Agreement, will cease and be immediately forfeited if the Executive breaches the provisions of Section 10 below. The Executive agrees that any violation of the provisions of Section 10 below will result in the immediate forfeiture of any rights to exercise or receive stock options or restricted stock. The foregoing is in addition to the rights of the Company under Section 10.



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                           (j) Release of Claims. As a condition of the
Executive's entitlement to the payment and/or delivery of any of the severance rights and benefits provided in this Section 9 (other than in the event of the Executive's death), the Executive shall be required to execute and honor a release of claims in the form reasonably requested by the Company.

                           (k) Termination at Will. Notwithstanding anything
herein to the contrary, the Executive's employment with the Company is terminable at will with or without Cause; provided, however, that a termination of the Executive's employment shall be governed in accordance with the terms hereof.

                  10. Restrictive Covenants.

                           (a) Non-Compete. By and in consideration of the
substantial compensation and benefits provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that the Executive shall not, during the Term of Employment and for a period ending 24 months following termination of employment for any reason, directly or indirectly own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including, but not limited to, holding the positions of officer, director, shareholder, consultant, independent contractor, employee, partner, or investor, with any Competing Enterprise; provided, however, that the Executive may invest in stocks, bonds or other securities of any corporation or other entity (but without participating in the business thereof) if such stocks, bonds, or other securities are listed for trading on a national securities exchange or NASDAQ-National Market and the Executive's investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding. For purposes of this Section 11, "Competing Enterprise" shall mean any and/or all of the following: (i) Albertson's Inc., American Retail Group, Inc., Carrefour se, Fleming Companies, Inc., Kohl's Corporation, The May Department Store Company, J.C. Penny Company, Royal Ahold, Safeway, Inc., Sears, Roebuck and Co., ShopKo Stores, Inc., Supervalue Inc., Target Corp., The Home Depot, Inc., Toys R Us Inc., TJX Companies, Inc., and Wal-Mart Stores, Inc., and (ii) an entity or enterprise whose business is in competition with the business of the Company which operates retail stores selling general merchandise and/or food if at least 10 of such stores have an area of 50,000 or more square feet and at least 10 of such stores with 50,000 or more square feet are within 25 miles of any one or more Kmart stores.

                           (b) Nonsolicitation. By and in consideration of the
substantial compensation and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that the Executive shall not, during the Term of Employment and for a period of 24 months following termination of employment for any reason, without the express prior written approval of the Company, (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, agent, representative or any other person which has a business relationship with the Company, or had a business relationship with the Company within the 24-month period preceding the date of the incident in question, to discontinue, reduce or modify such employment, agency or business relationship with the Company, or (ii) directly or indirectly, employ or seek to employ (including through any employer of the Executive) or cause any Competing Enterprise to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Executive or the Competing Enterprise employs or seeks to employ such person) employed or retained by the Company.

                           (c) Confidential Information. During the Term of
Employment and at all times thereafter, Executive agrees that the Executive will not divulge to anyone or make use of any Confidential Information except in the performance of the Executive's duties as an executive of the Company or when legally required to do so (in which case the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object or otherwise resist such disclosure). "Confidential Information" shall mean any knowledge or information of any type relating to the business of the Company or any of its subsidiaries or affiliates, as well as any information obtained from customers, clients or other third parties, including, without limitation, all types of trade secrets and confidential commercial information. The Executive agrees that the Executive will return to the Company immediately upon termination, any and all documents, records or reports (including electronic information) that contain any Confidential Information. Confidential Information shall not include information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of the Executive's career as an executive in the Company's industry and independent of the Executive's employment by the Company. The Executive acknowledges that the Company has





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expended, and will continue to expend, significant amounts of time, effort and money in the procurement of its Confidential Information, that the Company has taken all reasonable steps in protecting the secrecy of the Confidential Information, that said Confidential Information is of critical importance to the Company.

                           (d) Non-Disparagement. The Parties agree that, during
the term of employment and thereafter (including following the Executive's termination of employment for any reason), neither Party will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the other Party or any subsidiary or affiliate thereof or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude either the Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

                           (e) Cooperation. The Executive agrees to cooperate
with the Company, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse the Executive for all expenses actually incurred in connection with the provision of testimony or assistance (including attorneys' fees incurred in connection therewith) upon submission of appropriate documentation to the Company.

                           (f) Remedies. The Executive agrees that any breach of
the terms of this Section 10 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any reasonable threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, remedies available under this Agreement and the recovery of damages. The Executive and the Company further agree that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant shall be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                           (g) Continuing Operation. The provisions of this
Section 10 shall survive any termination of this Agreement and the Term of Employment, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

                           (h) Notice to Employer. The Executive agrees that as
long as the provisions of Section 10(a) or 10(b) continue to bind the Executive, the Executive will provide written notice of the terms and provisions of this
Section 10 to any prospective employer.

                  11. Indemnification.

                           (a) The Company agrees that if the Executive is made
a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or employee of the Company or is or was serving at the request of the Company as a director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Michigan against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive





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has ceased to be a director, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by the Executive in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that the Executive is not entitled to be indemnified against such costs and expenses.

                           (b) Neither the failure of the Company (including its
board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Executive under Section 11(a) above that indemnification of the Executive is proper because the Executive has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

         The Company agrees to continue and/or maintain a directors and officers' liability insurance policy covering the Executive to the same extent the Company provides such coverage for its other executive officers and directors and for not less than the amounts in effect for its other executive officers and directors.

                  12. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or reorganization transaction as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than the Executive's rights to compensation and benefits, which may be transferred only by will or operation of law, except as otherwise provided herein.

                  13. Miscellaneous Provisions.

                           (a) This Agreement contains the final and entire
understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior representations, agreements, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto; provided, however, that this Agreement shall not supersede any separate written commitments by the Company with respect to indemnification.

                           (b) No provision in this Agreement may be amended
unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

                           (c) In the event that any provision or portion of
this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                           (d) The respective rights and obligations of the
Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

                           (e) The Executive shall be entitled, to the extent
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial





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determination of the Executive's incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's beneficiary, estate or other legal representative.

                           (f) All amounts required to be paid by the Company
shall be subject to reduction in order to comply with applicable Federal, state and local tax withholding requirements, except as otherwise provided herein.

                           (g) The headings of the sections contained in this
Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                           (h) This Agreement may be executed in two or more
counterparts.

                  14. Governing Law/Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Michigan without reference to principles of conflict of laws. Subject to Section 15, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this
Agreement: (i) the United States District Court of Detroit, Michigan or (ii) the State of Michigan Courts of Oakland County, Michigan. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or the Executive may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

                  15. Resolution of Disputes. Prior to the Restructuring Date, any disputes arising under or in connection with this Agreement shall be settled in the Bankruptcy Court. Thereafter, any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Detroit, Michigan in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective Party incurring such costs and expenses, but the Company shall reimburse the Executive for such reasonable costs and expenses in the event the Executive substantially prevails in such arbitration or court proceeding. Notwithstanding the foregoing, the Company shall be entitled to seek equitable relief pursuant to Section 10(f) hereof without otherwise waiving the right to exclusive arbitration of all other disputes.

                  16. Notices. Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:


                  If to the Company:             Kmart Corporation
                                                 3100 West Big Beaver Road
                                                 Troy, MI 48084-3163
                                                 Attention: General Counsel

                  If to the Executive:           William Underwood
                                                 Executive Vice President, Kmart
                                                  Sourcing & Global Operations
                                                 c/o Kmart Corporation
                                                 3100 West Big Beaver Road
                                                 Troy, MI 48084-3163

                  With a copy to:     [_______________]





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
               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.
                                KMART CORPORATION

                                By: ____________________________
                                Title:

                                William Underwood








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